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Exhibit 3.2

AMENDMENT NO. 1 TO THE
AMENDED AND RESTATED OPERATING AGREEMENT
OF
KKR FINANCIAL HOLDINGS LLC

        This AMENDMENT NO. 1 (this "Amendment") to the Amended and Restated Operating Agreement, dated as of May 3, 2007 and amended as of May 7, 2009 (the "Operating Agreement"), of KKR Financial Holdings LLC, a Delaware limited liability company (the "Company"), is made as of February 28, 2010. Each of the capitalized terms used herein that is not otherwise defined herein shall have the meaning ascribed thereto under the Operating Agreement.

W I T N E S S E T H

        WHEREAS, the board of directors of the Company (the "Board"), pursuant to Article 18 of the Operating Agreement, has the authority to amend the first paragraph and Section 9.2 of the Operating Agreement upon an affirmative vote of the majority of the Board;

        WHEREAS, the Board deemed it advisable and in the best interests of the Company to amend the Operating Agreement as more fully set forth herein and has unanimously approved this Amendment.

        NOW, THEREFORE, in consideration of the premises set forth in this Amendment, the Board hereby agrees as follows:

        1.     The first paragraph of the Operating Agreement is hereby amended by replacing the first sentence of such paragraph with the following sentence:

          "This Amended and Restated Operating Agreement (the "Agreement") shall be effective as of the 3rd day of May, 2007, was amended and restated effective as of the 7th day of May, 2009 and was amended by that certain Amendment No. 1 effective as of the 28th day of February, 2010 and is entered into by KKR Financial Advisors LLC, a Delaware limited liability company (the "Manager"), together with KKR Financial Corp., a Maryland corporation ("KKR Financial Corp."), any other Persons who are or hereafter become Members in KKR Financial Holdings LLC or parties hereto as provided herein."

        2.     Section 9.2 of the Operating Agreement is hereby amended by replacing it in its entirety with the following:

          "Section 9.2    Annual Meetings of Members.    An annual meeting of the Members for the elections of Directors and the transaction of any business within the powers of the Company shall be held on a date and at the time set by the Board of Directors."

        3.     Except as so modified pursuant to this Amendment, the terms of the Operating Agreement shall remain in full force and effect in all respects.

        4.     This Amendment shall be interpreted in accordance with the laws of the State of Delaware (without regard to conflict of laws principles), all rights and remedies being governed by such laws.

        5.     Each provision of this Amendment shall be considered severable and if for any reason any provision or provisions herein are determined to be invalid, unenforceable or illegal under any existing or future law, such invalidity, unenforceability or illegality shall not impair the operation of or affect those portions of this Amendment which are valid, enforceable and legal.

[Remainder of page intentionally left blank.]

        IN WITNESS WHEREOF, the undersigned directors constituting the Board have consented to this Amendment as of the day first above set forth.

/s/ William C. Sonneborn William C. Sonneborn
/s/ Paul M. Hazen Paul M. Hazen
/s/ William F. Aldinger William F. Aldinger
/s/ Tracy L. Collins Tracy L. Collins
/s/ Vincent Paul Finigan Vincent Paul Finigan
/s/ R. Glenn Hubbard R. Glenn Hubbard
/s/ Ross J. Kari Ross J. Kari
/s/ Ely L. Licht Ely L. Licht
/s/ Deborah H. McAneny Deborah H. McAneny
/s/ Scott C. Nuttall Scott C. Nuttall
/s/ Scott A. Ryles Scott A. Ryles
/s/ Willy R. Strothotte Willy R. Strothotte
[Signature page to Amendment No. 1 of the Operating Agreement]

Acknowledged and Agreed to by:
KKR FINANCIAL ADVISORS LLC
By:	/s/ JEFFREY M. SMITH
Name:	Jeffrey M. Smith
Title:	Authorized Signatory

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AMENDMENT NO. 1 TO THE AMENDED AND RESTATED OPERATING AGREEMENT OF KKR FINANCIAL HOLDINGS LLC